Docusign Envelope ID: B050720C-28B0-4DE2-9F8F-46B660CA87F9 Execution Version EMPLOYMENT AGREEMENT ADDENDUM This Employment Agreement Addendum (the “Addendum”) is made as of November 11, 2025, between Everest Global Services, Inc., a Delaware corporation (the "Company") and a member of Everest Group, Ltd. (“Group”) and Anthony Vidovich (the "Executive"). WHEREAS the Company and the Executive entered into an employment agreement (the “Agreement”), dated as of September 25, 2025; and WHEREAS the Company and the Executive desire to amend the Agreement for the sole purpose of changing the date on which the Executive will commence employment with the Company NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows: 1. Paragraph 3 of the Agreement (“TERM”) shall be modified to state: “The Executive’s employment under the terms of this Agreement shall commence as of November 17, 2025 (“Term Commencement Date”) and shall continue indefinitely unless sooner terminated in accordance with the Agreement or as may otherwise agreed to by the Parties (such period of employment hereunder, the “Term”).” 2. All other provisions of the Agreement shall remain the same, and this Addendum shall be read together with the Agreement as though they were one and the same. [Remainder of this page intentionally left blank.] 1

Docusign Envelope ID: B050720C-28B0-4DE2-9F8F-46B660CA87F9 Execution Version IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above. EVEREST GLOBAL SERVICES, INC. EXECUTIVE Gail VanBeveren Anthony Vidovich Acting Chief Human Resources Officer Date: 11/11/2025 Date: 11/11/2025 2